EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference of our report dated January 31, 2003, with respect to the consolidated financial statements of Stoneridge, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002, in the following Registration Statements:

Registration Number	Description of Registration Statement

333-96953	Form S-8 – Stoneridge, Inc. Director’s Share Option Plan
333-91175	Form S-8 – Stoneridge, Inc. Long-Term Incentive Plan

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 25, 2003